UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

October 23, 2008
Date of Report (Date of earliest event reported)

WSFS Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-16668	22-2866913
(State or other jurisdiction of incorporation)	(SEC Commission File Number)	(IRS Employer Identification Number)

500 Delaware Avenue, Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 792-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

INFORMATION TO BE INCLUDED IN REPORT

Section 5 – Corporate Governance and Management

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)        Effective October 23, 2008, the Registrant’s Board of Directors approved amendments to the Registrant’s Bylaws. Specifically, Article I, Section 7 of the Bylaws was amended clarify that the advance notice provisions set forth in the Bylaws with respect to the introduction of new business by stockholders apply regardless of whether the new business proposal is to be included in the Registrant’s proxy materials or if the stockholder intends to prepare his or her own proxy materials. Further, the time frame for which any such proposal for new business must be submitted has been changed to read that such proposal must be received no less than 90 nor more than 120 days prior to the first anniversary of the mailing date of the Registrant’s proxy statement for the preceding year’s annual meeting. Article II, Section 8 of the Bylaws was also amended to clarify that the advance notice provisions for nominations of director candidates by any stockholder apply regardless of whether the stockholder is seeking to have the nomination included in the Registrant’s proxy materials or intends to prepare his or her own proxy materials to solicit proxies in favor of such candidate. Article II, Section 8 was further amended to change the time frame for submission of nominations other than by the Registrant to be not more than 90 nor more than 120 days prior to the first anniversary of the mailing date of the Registrant’s proxy statement for the preceding year’s annual meeting. Other changes to the Bylaws were made to conform them to the recent decisions by the Delaware Court of Chancery in JANA Master Fund, Ltd. v. CNET Networks, Inc., and Levitt Corp. v. Office Depot, Inc. For the complete text of all the changes to the Bylaws, reference is made to the Amended and Restated Bylaws of the Registrant filed herewith as Exhibit 3.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

3.2	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

WSFS FINANCIAL CORPORATION
Date: October 27, 2008	By:	/s/ Stephen A. Fowle
Stephen A. Fowle Executive Vice President and Chief Financial Officer